Exhibit 23.5



                       CONSENT OF MCKINNON & COMPANY, INC.


         We hereby consent to the inclusion as Appendix E to the Joint Proxy Statement/Prospectus constituting part of the Registration Statement on Form S-4 of Southern Financial Bancorp, Inc. of our letter to the Board of Directors of The Horizon Bank of Virginia and to the reference made to such letter and to the firm in the Joint Proxy Statement/Prospectus under the heading "Opinion of The Horizon Financial Advisor."



                                        /s/ MCKINNON & COMPANY, INC.


Norfolk, Virginia
July 1, 1999